Exhibit 107.1

Calculation of Filing Fee Table

Form S-8
(Form Type)

Tuniu Corporation
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Equity	Class A ordinary shares, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	17,542,440	(3)	$0.425	(3)	$7,455,537.00	$110.20 per $1,000,000	$821.60
Total Offering Amounts							$7,455,537.00		$821.60
Total Fee Offsets									—
Net Fee Due									$821.60

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents three Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (File No. 333-195515).

(2)	The amount to be registered represents Class A ordinary shares that have been automatically added to the 2014 Share Incentive Plan (the “2014 Plan”) in April 2023 pursuant to the 2014 Plan’s Evergreen Provision. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the 2014 Plan. Any Class A ordinary shares covered by an award granted under the 2014 Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the 2014 Plan.

(3)	Represents Class A ordinary shares reserved for future award grants under the 2014 Plan. The corresponding proposed maximum offering price per share for these shares, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on June 2, 2023, adjusted for ADS to Class A ordinary share ratio.